UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2026

GRAN TIERRA ENERGY INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34018	98-0479924
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Centre Street S.E.
Calgary, Alberta, Canada
T2G 1A6

(Address of Principal Executive Offices)

(Zip Code)

(403) 265-3221

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GTE	NYSE American Toronto Stock Exchange London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On January 28, 2026, Gran Tierra Energy Inc. (the “Company”) issued a press release announcing its 2026 year-end reserves. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein in its entirety.

The disclosures set forth in Item 8.01 are incorporated by reference into this Item 2.02.

The information in this Item 2.02 and in Exhibit 99.1 attached to this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such filing.

Item 8.01.	Other Events.

The Company is hereby presenting information regarding its oil and natural gas reserves at December 31, 2025 and certain operational updates regarding the fourth quarter and the year ended December 31, 2025.

Reserves Information

Gran Tierra’s 2025 reserves were independently prepared by McDaniel.

See “Glossary” for definitions of industry terms and abbreviations. All dollar amounts are presented in U.S. dollars.

The following table sets forth Gran Tierra’s estimated reserves NAR as of December 31, 2025.

	Oil	Natural Gas	NGL + Condensate	Oil Equivalent
Reserves Category	(Mbbl)	(MMcf)	(Mbbl)	(MBOE)
Proved
Total proved developed producing reserves	38,811	77,866	9,213	61,002
Total proved developed non-producing reserves	1,664	2,912	209	2,358
Total proved undeveloped reserves	38,824	38,243	3,061	48,259
Total proved reserves	79,299	119,021	12,483	111,619

Probable
Total probable developed producing reserves	11,182	23,413	2,703	17,787
Total probable developed non-producing reserves	510	4,134	361	1,560
Total probable undeveloped reserves	42,241	121,682	12,136	74,657
Total probable reserves	53,933	149,229	15,200	94,005

Possible
Total possible developed producing reserves	10,205	27,479	3,163	17,948
Total possible developed non-producing reserves	387	1,727	142	817
Total possible undeveloped reserves	27,461	39,664	3,470	37,542
Total possible reserves	38,053	68,870	6,775	56,306

The product prices that were used to determine the future gross revenue for each property reflect adjustments to the benchmark prices for gravity, quality, local conditions and/or distance from market. The average realized prices for reserves in the report are:

Oil (USD/bbl) – Colombia	$57.32
Oil (USD/bbl) – Ecuador	$63.05
Oil (USD/bbl) – Canada	$56.77

Operations Update

The following table sets forth select estimated operational data for Gran Tierra for the year ended December 31, 2025.

	Year Ended December 31,
	2025	% Change	2024	% Change	2023
SEC Compliant Reserves, NAR (MMBOE)
Estimated proved oil and gas reserves	112	(17)	135	82	74
Estimated probable oil and gas reserves	94	(11)	106	130	46
Estimated possible oil and gas reserves	56	(25)	75	53	49

Average Consolidated Daily Volumes (BOEPD)
Working interest production before royalties	45,752	32	34,710	6	32,647
Royalties	(7,304)	(7)	(6,820)	4	(6,548)
Working interest production	38,448	38	27,890	7	26,099
(Increase) decrease in inventory	(808)	(78)	(454)	(199)	(152)
Sales(1)	37,640	37	27,436	6	25,947

(1)	Sales volumes represent production NAR adjusted for inventory changes.

The net present value discounted at 10% (“NPV10”) after tax of Gran Tierra’s estimated proved oil and gas reserves is as follows:

(US$ thousands)	Colombia	Ecuador	Canada	Total Company
December 31, 2025
Net present value after tax	$1,043,648	$128,827	$111,094	$1,283,569
10% discount	287,411	52,422	7,631	347,464
Net present value at 10% discount after tax	$756,237	$76,405	$103,463	$936,105

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
23.1	Consent of McDaniel & Associates Consultants Ltd.
99.1	Press Release issued on January 28, 2026.
99.2	Gran Tierra Energy Inc. Reserves Assessment and Evaluation of Oil and Gas Properties Corporate Summary, effective December 31, 2025.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains opinions, forecasts, projections, and other statements about future events or results that constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and financial outlook and forward looking information within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”), which can be identified by such terms as “expect,” “plan,” “can,” “will,” “should,” “guidance,” “estimate,” “forecast,” “signal,” “progress,” “anticipate,” and “believes,” derivations thereof and similar terms identify forward-looking statements.

The forward-looking statements contained in this Current Report on Form 8-K reflect several material factors and expectations and assumptions of Gran Tierra including, without limitation, that Gran Tierra will continue to conduct its operations in a manner consistent with its current expectations, pricing and cost estimates (including with respect to commodity pricing and exchange rates), the general continuance of assumed operational, regulatory and industry conditions in Canada, Colombia and Ecuador, and the ability of Gran Tierra to execute its business and operational plans in the manner currently planned.

Among the important factors that could cause actual results to differ materially from the forward-looking statements in this Current Report on Form 8-K are: Gran Tierra’s ability to successfully integrate the assets and operations of i3 Energy Plc (“i3 Energy”) and realize the anticipate benefits and operating synergies expected from the 2024 acquisition of i3 Energy; Gran Tierra’s operations are located in South America and unexpected problems can arise due to guerilla activity, strikes, local blockades or protests; technical difficulties and operational difficulties may arise which impact the production, transport or sale of Gran Tierra’s products; other disruptions to local operations; global health events; global and regional changes in the demand, supply, prices, differentials or other market conditions affecting oil and gas, including inflation and changes resulting from actual or anticipated tariffs and trade policies, global health crises, geopolitical events, including the ongoing conflicts in Ukraine and the Middle East, or from the imposition or lifting of crude oil production quotas or other actions that might be imposed by OPEC and other producing countries and the resulting company or third-party actions in response to such changes; changes in commodity prices, including volatility or a prolonged decline in these prices relative to historical or future expected levels; the risk that current global economic and credit conditions may impact oil prices and oil consumption more than Gran Tierra currently predicts, which could cause Gran Tierra to further modification of our strategy and capital spending program; prices and markets for oil and natural gas are unpredictable and volatile; the effect of hedges; the accuracy of productive capacity of any particular field; geographic, political and weather conditions can impact the production, transport or sale of Gran Tierra’s products; the ability of Gran Tierra to execute its business plan, which may include acquisitions, and realize expected benefits from current or future initiatives; the risk that unexpected delays and difficulties in developing currently owned properties may occur; the ability to replace reserves and production and develop and manage reserves on an economically viable basis; the accuracy of testing and production results and seismic data, pricing and cost estimates (including with respect to commodity pricing and exchange rates); the risk profile of planned exploration activities; the effects of drilling down-dip; the effects of waterflood and multi-stage fracture stimulation operations; the extent and effect of delivery disruptions, equipment performance and costs; actions by third parties; the timely receipt of regulatory or other required approvals for Gran Tierra’s operating activities; the failure of exploratory drilling to result in commercial wells; unexpected delays due to the limited availability of drilling equipment and personnel; volatility or declines in the trading price of Gran Tierra’s common stock or bonds; the risk that Gran Tierra does not receive the anticipated benefits of government programs, including government tax refunds; Gran Tierra’s ability to access debt or equity capital markets from time to time to raise additional capital, increase liquidity, fund acquisitions or refinance debt; the risk that we are unable to successfully negotiate final terms and close an anticipated prepayment structure backed by crude oil deliveries, Gran Tierra’s ability to comply with financial covenants and indentures and make borrowings under its credit agreements; and the risk factors detailed from time to time in Gran Tierra’s periodic reports filed with SEC, including, without limitation, under the caption “Risk Factors” in Gran Tierra’s Annual Report on Form 10-K for the year ended December 31, 2024 filed on February 24, 2025 and its subsequent quarterly reports on Form 10-Q and other filings with the SEC. These filings are available on the SEC’s website at www.sec.gov and on the System for Electronic Data Analysis and Retrieval (“SEDAR”) at www.sedarplus.ca. Statements relating to “reserves” are also deemed to be forward-looking statements, as they involve the implied assessment, based on certain estimates and assumptions, including that the reserves described can be profitably produced in the future. Should any one of a number of issues arise, Gran Tierra may find it necessary to alter its business strategy and/or capital spending program and there can be no assurance as at the date of this Current Report on Form 8-K as to how those funds may be reallocated or strategy changed and how that would impact Gran Tierra’s results of operations and financing position.

All forward-looking statements are made as of the date of this Current Report on Form 8-K and the fact that this Current Report on Form 8-K remains available does not constitute a representation by Gran Tierra that Gran Tierra believes these forward-looking statements continue to be true as of any subsequent date. Actual results may vary materially from the expected results expressed in forward-looking statements. Gran Tierra disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by applicable law. Gran Tierra’s forward-looking statements are expressly qualified in their entirety by this cautionary statement.

DISCLOSURE OF OIL AND GAS INFORMATION

Boe’s have been converted on the basis of six thousand cubic feet (“Mcf”) of natural gas to 1 bbl of oil. Boe’s may be misleading, particularly if used in isolation. A boe conversion ratio of 6 Mcf: 1 boe is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead. In addition, given that the value ratio based on the current price of oil as compared with natural gas is significantly different from the energy equivalent of six to one, utilizing a boe conversion ratio of 6 Mcf: 1 boe would be misleading as an indication of value.

All reserves values and ancillary information contained in this Current Report on Form 8-K have been prepared by McDaniel and are derived from the GTE McDaniel Reserves Report, unless otherwise expressly stated. Any reserves values or related information contained in this Current Report on Form 8-K as of a date other than December 31, 2025 has an effective date of December 31 of the applicable year. Estimates of net present value contained herein do not necessarily represent fair market value. Estimates of reserves for individual properties may not reflect the same level of confidence as estimates of reserves for all properties, due to the effect of aggregation. There is no assurance that the forecast price and cost assumptions applied by McDaniel in evaluating Gran Tierra’s reserves will be attained and variances could be material. All reserves assigned in the GTE McDaniel Reserves Report are located in Colombia and Ecuador and presented on a consolidated basis by foreign geographic area. There are numerous uncertainties inherent in estimating quantities of crude oil reserves. The reserve information set forth in the GTE McDaniel Reserves Report are estimates only, and there is no guarantee that the estimated reserves will be recovered. Actual reserves may be greater than or less than the estimates provided therein.

The Company believes that the presentation of NPV10 is useful to investors because it presents (i) relative monetary significance of its oil and natural gas properties regardless of tax structure and (ii) relative size and value of its reserves to other companies. The Company also uses this measure when assessing the potential return on investment related to its oil and natural gas properties. NPV10 does not purport to present the fair value of the Company’s oil and gas reserves. The Company has not provided a reconciliation of NPV10 to the standardized measure of discounted future net cash flows because it is impracticable to do so.

Investors are urged to consider closely the disclosures and risk factors in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the other reports and filings with the SEC, available from the Company’s offices or website. These reports can also be obtained from the SEC website at www.sec.gov.

Glossary of Oil and Gas Terms:

In this document, the abbreviations set forth below have the following meanings:

bbl	barrel	Mcf	thousand cubic feet
Mbbl	thousand barrels	MMcf	million cubic feet
MMbbl	million barrels	Bcf	billion cubic feet
BOE	barrels of oil equivalent	BOPD	barrels of oil per day
MMBOE	million barrels of oil equivalent	NGL	natural gas liquids
BOEPD	barrels of oil equivalent per day	NAR	net after royalty

NAR sales volumes represent production NAR adjusted for inventory changes and losses. Our oil and gas reserves are reported NAR. Our production is also reported NAR, except as otherwise specifically noted as “working interest production before royalties.” NGL volumes are converted to BOE on a one-to-one basis with oil. Gas volumes are converted to BOE at the rate of 6 Mcf of gas per bbl of oil, based upon the approximate relative energy content of gas and oil. The rate is not necessarily indicative of the relationship between oil and gas prices. BOEs may be misleading, particularly if used in isolation. A BOE conversion ratio of 6 Mcf:1 bbl is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead.

Below are explanations of some commonly used terms in the oil and gas business and in this report.

•	Field. An area consisting of a single reservoir or multiple reservoirs all grouped on or related to the same individual geological structural feature and/or stratigraphic condition.

•	Possible reserves. Possible reserves are those additional reserves that are less certain to be recovered than probable reserves. The SEC provides a complete definition of possible reserves in Rule 4-10(a)(17) of Regulation S-X.

•	Probable reserves. Probable reserves are those additional reserves that are less certain to be recovered than proved reserves but that, together with proved reserves, are as likely as not to be recovered. The SEC provides a complete definition of probable reserves in Rule 4-10(a)(18) of Regulation S-X.

•	Proved developed reserves. In general, reserves that can be expected to be recovered from existing wells with existing equipment and operating methods. The SEC provides a complete definition of developed oil and gas reserves in Rule 4-10(a)(6) of Regulation S-X.

•	Proved reserves. Those quantities of oil and natural gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs and under existing economic conditions, operating methods and government regulations prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

(i)	The area of the reservoir considered as proved includes:

(A)	The area identified by drilling and limited by fluid contacts, if any, and

(B)	Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or natural gas on the basis of available geoscience and engineering data.

(ii)	In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty.

(iii)	Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty.

(iv)	Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when:

(A)	Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and

(B)	The project has been approved for development by all necessary parties and entities, including governmental entities.

(v)	Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

•	Proved undeveloped reserves. In general, reserves that are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion. The SEC provides a complete definition of undeveloped oil and gas reserves in Rule 4-10(a)(31) of Regulation S-X.

•	Reserves. Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project.

•	Working interest. The operating interest that gives the owner the right to drill, produce and conduct operating activities on the property and a share of production and requires the owner to pay a share of the costs of drilling and production operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2026	GRAN TIERRA ENERGY INC.

	By:	/s/ Gary S. Guidry
	Name:	Gary S. Guidry
	Title:	President and Chief Executive Officer